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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                February 10, 2006
                Date of Report (Date of earliest event reported)

                                   CD&L, INC.
             (Exact name of Registrant as specified in its charter)
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
         DELAWARE                                0-26954                      22-3350958
  (State or other jurisdiction          (Commission File Number)            (IRS Employer
of incorporation or organization)                                         Identification No.)
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 80 WESLEY STREET, SOUTH HACKENSACK, NEW JERSEY                     07606
    (Address of principal executive offices)                     (Zip Code)

        (Registrant's telephone number, including area code) 201.487.7740

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Bank of America Loan Agreement

On February 10, 2006, CD&L, Inc. (the "Corporation" or the "Registrant"), together with certain of its subsidiaries, entered into an amended and restated $20 million senior secured lending facility (the "Loan Agreement") with Bank of America, N.A. (the "Bank"). The facility amends and restates the Corporation's prior $15 million facility with Fleet Capital-Business Finance Division (the Bank's predecessor in interest) and provides the Corporation with additional borrowing capacity. The new facility has a maturity date of September 30, 2008 and consists of a senior secured revolving line of credit allowing for advances and letters of credit (the "Revolver"). Amounts outstanding on the Revolver are not to exceed the lesser of $20 million or a "Borrowing Base" amount. Loans under the Revolver bear interest at either the Prime Rate or, at the Corporation's election, the current LIBOR rate plus 200 or 300 basis points, depending on the Corporation's leverage ratio. An unused facility fee of 25 to 50 basis points, depending on the Corporation's leverage ratio, is also charged. Pursuant to the Loan Agreement, the Corporation will be subject to certain operating covenants and will be restricted from, among other things, paying cash dividends, repurchasing its common stock, and entering into certain transactions without the Bank's prior consent. In addition, the Loan Agreement contains certain financial covenants, including earnings, EBITDA, fixed charge coverage ratio and capital expenditure covenants. Amounts outstanding under the Loan Agreement are secured by substantially all of the Corporation's assets.

The above descriptions of the terms of the Loan Agreement are qualified in their entirety by the Loan Agreement which is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See Item 1.01 for a description of the Bank of America Loan Agreement.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

Exhibit 10.1 - Restated and Amended Loan and Security agreement dated as of February 10, 2006 by and among CD&L, Inc., its subsidiaries and Bank of America, N.A.


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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:    February 16, 2006                  D&L, INC.


                                             By:  \s\ Russell J. Reardon
                                             ---------------------------------
                                             Russell J. Reardon Vice President
                                             and Chief Financial Officer


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